EXHIBIT 99.1
                                      July 31, 2002

Ms. Susan O. Rheney
Mr. J. Conley Stone
Mr. Herbert I. Goodman
Audit Committee of the Board of Directors of Genesis Energy, Inc.
General Partner of Genesis Energy, L.P.
500 Dallas, Suite 2500
Houston, Texas 77002

Members of the Audit Committee:

       Genesis Energy, Inc. (the "General Partner"), which is 100% owned by Denbury Resources, Inc. ("Denbury") and which is the General Partner of Genesis Energy, L.P., engaged GulfStar Group II, Ltd., ("GulfStar") on behalf of the Audit Committee of the Board of Directors of the General Partner to render an opinion to the Audit Committee (the "Fairness Opinion") that an amendment (the "Proposed Amendment") to the Second Amended and Restated Agreement of Limited Partnership (the "Amended Partnership Agreement") of Genesis Energy, L.P., which provides for a change to the conditions under which the General Partner may be removed (referred to herein as the "Transaction") is fair from a financial point of view to the Common Unitholders (the "Common Unitholders") of Genesis Energy L.P. ("Genesis" or the "Partnership).

       The following describes the effects of the Proposed
Amendment:

* Prior to the Proposed Amendment, the General Partner of Genesis could only be removed by the Unitholders, "for Cause", and said removal required an affirmative vote of the holders of at least a super-majority (66%) of the outstanding Limited Partner Interests in Genesis, including Limited Partner Interests held by the General Partner and its affiliates (subject to certain "block voting" restrictions in the Amended Partnership Agreement).

* The Amended Partnership Agreement as amended by the Proposed Amendment would provide that the General Partner may be removed "with or without Cause", and removal without "Cause" would only require an affirmative vote of the holders of at least a simple majority of the outstanding Limited Partner Interests, excluding Limited Partner Interests held by the General Partner and its affiliates, subject to the same "block voting" restrictions.

* Under the Amended Partnership Agreement, as amended by the Proposed Amendment, if it is proposed that the removal is without Cause and an affiliate of Denbury is proposed to be removed and not proposed as the successor, any action for removal must also provide for Denbury to be granted an option to purchase the Mississippi pipeline assets of Genesis (the "Mississippi Assets") for a purchase price of 110% of fair market value ("FMV") as determined by independent appraisal.

       In rendering its Fairness Opinion, GulfStar has assumed that the Transaction will be completed on the terms contained in the Amended Partnership Agreement, without waiver of any material term or condition, and GulfStar has also assumed that the final form of these documents would be substantially similar to the last draft or version reviewed by GulfStar. GulfStar's opinion is based upon the Transaction when taken as a whole and the opinion expressed herein does not pertain to the fairness of any specific element of the Transaction.

       In conducting our analysis and arriving at our opinion expressed herein, we have considered such financial and other factors as we deemed appropriate under the circumstances, including, without limitation, the following:

       The Partnership and Common Unitholders

* Certain publicly available financial statements and other information concerning the Partnership, including the Partnership's annual report on Form 10-K for the year ended
December 31, 2001.

* Discussions of the past and current operations, the financial condition and prospects of the Partnership with the Partnership's management.

* The historical financial performance of the Partnership including the following: (i) in the fourth quarter of 2000, Genesis restructured its existing Partnership Agreement, pursuant to a vote of the Common Unitholders, which lowered the Minimum Quarterly Distribution ("MQD") from $0.50 ($2.00/unit per annum) per Common Unit to $0.20 ($0.80/unit per annum) per Common Unit; (ii) Genesis has not made distributions to the Common Unitholders since the third quarter of 2001 and per the Partnership's Form 10-K, the Partnership does not expect to pay any distribution during 2002; (iii) Genesis recently reorganized their existing operations and discontinued the Partnership's bulk crude oil trading operations and (iv) in December 2001, the Partnership completed a recapitalization which replaced its Salomon Smith Barney Master Credit Agreement with a Credit Agreement with Citicorp North America, Inc., which provides that distributions to Common Unitholders and the General Partner can only be made if the borrowing base exceeds the usage (working capital borrowings plus outstanding letters of credit) for every day of the quarter by at least $20.0 million.

* The benefits of the Transaction to Genesis' Common Unitholders, including: (i) Common Unitholders can remove the General Partner without Cause with a majority vote (subject to "block voting" restrictions), (ii) Common Unitholders can remove the General Partner with or without cause versus only for cause, (iii) Common Unitholders benefit from increased utilization of Genesis' Mississippi Assets by Denbury's usage of Genesis' gathering and pipeline operations in the Mississippi Region, (iv) Denbury will be required to pay 10% over FMV of the Mississippi Assets if the option is exercised.

* The historical and recent trading performance of the Partnership, which within the last five years traded at a high of $21.38/share on March 10, 1997 and is currently trading at $2.25/share as of July 25, 2002.

* The requirements to remove the General Partner found in other public MLPs that are considered Genesis' peer group, including El Paso Energy Partners, LP, Kinder Morgan Energy Partners, L.P., TEPPCO Partners, LP, EOTT Energy Partners, LP, Inergy, LP; Plains All American Pipeline, LP, Enbridge Partners, LP, Kaneb Pipe Line Partners, LP. After the terms of Genesis' Partnership Agreement are amended, Genesis will have the lowest Common Unitholder vote requirement (requiring only a majority interest) to remove its general partner without Cause within its peer group.

* The uncertainty associated with Genesis' outstanding environmental issues in Mississippi. An oil spill in 1999 on the Mississippi pipeline is still pending EPA sanctions.

* The original proposal made by Denbury with respect to the Transaction contained rights that adhered to the benefit of Denbury including: (i) certain covenants, (ii) obligations for Genesis to maintain the pipeline, and (iii) ability of Denbury to exercise its option in the case of Genesis' bankruptcy or insolvency. After negotiations, Denbury agreed to eliminate these provisions resulting in benefit to the Common Unitholders of the Partnership. In addition, Denbury originally proposed a purchase price of 100% of FMV on exercise of the option, which was increased to 110% of FMV after negotiation.

* The Partnership's historical ability to obtain a simple-majority Common Unitholder vote to effect changes to the Partnership Agreement. Genesis demonstrated on December 7, 2000, that securing a majority vote is feasible when it obtained a 52.0% majority Common Unitholder vote to amend the then existing Partnership Agreement.

*  The current ownership of Genesis' Common Units.  As of July
25, 2002, no one particular Common Unitholder accounted for more than 5.0% ownership of the Partnership. Denbury owns no Common Units.

       The General Partner

* The lack of marketability of Genesis' General Partner, demonstrated by the difficulty of completing a sale of the general partner in spite of efforts made since 1998.

* The overall lack of merger and acquisition activity for General Partner interests and Master Limited Partnerships within the crude oil and natural gas pipeline, gathering and marketing industry.

* The reduction in the value of the General Partner due to the loss of a degree of "control" by reducing the burden of removing the General Partner from "with Cause" on a supermajority vote to "with or without Cause" and to a simple-majority vote (subject to "block voting" restrictions) for removal "without Cause."

* The possibility of a hostile takeover of the General Partner or Genesis. According to the Amended Partnership Agreement, if any person or group other than the general partner or its affiliates beneficially owns 20.0% or more of the limited partners' interest, then the limited partners' interests held by such person or group will not be voted; therefore, the potential for a hostile takeover is non-existent.

       Denbury

* Certain publicly available financial statements and other information concerning Denbury Resources, Inc., including the annual report on Form 10-K for the year ended December 31, 2001.

* The location and concentration of Denbury's current operations. Denbury's operations are highly concentrated in Mississippi. For the year ended December 31, 2001, 70.2% of Denbury's 109.5 MMBOE oil and gas reserves were located in Mississippi and 81.2% of Denbury's 399.9 productive wells were in Mississippi. Additionally, Denbury solidified its Mississippi market position by recently acquiring additional properties in Mississippi including the McCombs Field and by being the highest bidder for, and thus the likely purchaser of, certain assets of the bankrupt oil and gas company, Coho Energy, Inc.

* Denbury's strong position in the Mississippi market creates a situation where any potential successor to Denbury as General Partner would not want to diminish a relationship with Denbury because negatively impacting Denbury's volumes of crude oil throughput in the Partnership's Mississippi pipeline would harm the financial interests of the Partnership and Common Unitholders.

*  Denbury's motivation to amend the Amended Partnership
Agreement. Denbury desires to avoid consolidating the Partnership's operating results into Denbury's financial statements, which Denbury management believes would confuse shareholders and distort Denbury's existing financial statements. Denbury intends to fully disclose the consolidated operations, including Genesis, through summary consolidated financial information in the footnotes to its financial statements.

       The Mississippi Assets

* The historical underperformance of the Mississippi Assets, which have produced either negative or break-even cash flows since 2000.

* The universe of potential buyers for the Mississippi Assets is limited.

       The Option

* The likelihood that the General Partner would be removed and the option triggered is remote due to the following: (i) the only event that triggers the option is the removal of the General Partner without cause, (ii) removing Denbury or a Denbury affiliate as General Partner could potentially decrease Denbury's crude oil volumes of throughput in the pipeline, which would financially harm the Partnership and the Common Unitholders and (iii) there currently is not another visible interested party to acquire the General Partner.

* The fact that Denbury's option only pertains to the Mississippi pipeline assets and does not pertain to any of Genesis' gathering and/or marketing assets.

* The fact that Denbury's option provides that Denbury pay 110.0% of the FMV the Mississippi Assets. The option could potentially impair the marketable value of the Mississippi Assets in the event they were marketed to prospective buyers after, but not before, and only if, Denbury or its affiliate is removed as General Partner without cause. There is no restriction on the sale of the Mississippi Assets prior to the time, if any, that a proposal to remove the General Partner without cause is received. In addition, there currently are no other major strategic operators in the Mississippi region or any other visible buyers to acquire the Mississippi Assets.

* The lack of transferability of the option is a benefit to the Common Unitholders. Should Denbury ever decide to sell its General Partner interest, no succeeding entity will have a right to the option. In this case, Denbury receives nothing in return for amending the Amended Partnership Agreement.

* In the event that the option is exercised, both the succeeding General Partner and Denbury have the right to appoint a valuation firm to set the FMV of the Mississippi
Assets; therefore, neither party has an advantageous position with regard to setting the FMV of the Assets.

       Miscellaneous

* The terms of the Amended Partnership Agreement as compared to the terms of the Amended Partnership Agreement as amended by the Proposed Amendment.

* The opinion of Delaware counsel, Morris, Nichols, Arsht & Tunnell, regarding the following subject matters: (i) that the Proposed Amendment discussed herein may be effected by its execution and delivery by the General Partner, (ii) that the Proposed Amendment does not violate the Amended Partnership Agreement and (iii) that the Proposed Amendment is not in violation of the Delaware Revised Uniform Limited Partnership Act.

* The FASB Exposure Draft dated May 24, 1999, as it pertains to the ability of Limited Partners to remove the General
Partner "without Cause".

* Conversations with Genesis' and Denbury's counsel with regard to the fiduciary responsibilities of companies incorporated in Delaware.

* The general economic, market and financial conditions and our experience in connection with similar transactions.

* A review of such other information, financial studies, analyses and investigations, and financial, economic and market criteria that GulfStar considered relevant.

       GulfStar is serving as a financial advisor to the Audit Committee of the Board of Directors of Genesis Energy, Inc., in connection with this transaction, and we will receive a fee for our services. GulfStar, as part of its investment banking business, is regularly engaged in, among other things, the valuation of businesses and their securities in mergers, acquisitions and recapitalizations; private placements of capital; and valuations for estate, corporate and other purposes. GulfStar is not aware of any present or prior relationship between GulfStar and Genesis, Genesis' affiliates or Genesis' Common Unitholders, or between GulfStar and Denbury, Denbury's affiliates or Denbury's stockholders, or between GulfStar and Genesis Energy, Inc., Genesis Energy, Inc.'s affiliates or Genesis Energy, L.P.'s Common Unitholders, which, in its opinion, would affect its ability to render a fair and independent opinion in this matter.

       In rendering our opinion, GulfStar has relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information, publicly available, furnished to, or otherwise discussed with GulfStar for the purposes of the opinion. With respect to information provided to or otherwise discussed with GulfStar, GulfStar assumed and was advised by the management of Genesis that such information was reasonably prepared on a basis that reflects their best currently available estimates and judgments.
GulfStar was not engaged to, and therefore GulfStar did not, verify the accuracy or completeness of any information. GulfStar has relied upon the assurances of the management of Genesis that they are not aware of any facts that would make such information inaccurate or misleading. GulfStar did not conduct a physical inspection of the properties or facilities of the Partnership nor did it make or obtain any independent evaluation or appraisals of any such properties or facilities or assets and liabilities.

       The opinion expressed herein assesses only the fairness of the Transaction. Additionally, GulfStar has not reviewed the legal matters associated with the Transaction and has relied upon Genesis obtaining the advice of legal counsel as to all such matters.

       Our opinion is based upon circumstances existing at the date hereof, including general economic and monetary market conditions. Events occurring after the date hereof, including, but not limited to, changes affecting the United States economy, the United States oil and gas industry, or material changes in the assets or liabilities of the Partnership, could materially affect the assumptions used in preparing this opinion.

       Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the Common Unitholders of the Transaction and does not constitute tax advice, or a recommendation to any of the Common Unitholders with respect to the proposed amendment to the Partnership Agreement.

       The foregoing opinion may be included in a public filing, but is not to be used, circulated, quoted or otherwise referred to for any other purpose, except in accordance with our prior written consent.

       Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, and such other matters that we consider relevant, we are of the opinion that as of the date hereof the Transaction is fair, when taken as a whole, from a financial point of view, to the Common Unitholders of Genesis.

                                    Sincerely,


                                    /s/  GulfStar Group II, Ltd.
                                    GulfStar Group II, Ltd.